UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado		80202
(Address of principal executive office)		(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Director; Appointment of Principal Officers.

Election of Director

On December 1, 2011, the Board of Directors of Bill Barrett Corporation (the “Company”) elected Kevin O. Meyers as a new director of the Company to fill the vacancy created by the resignation of Randy A. Foutch. Dr. Meyers also was appointed to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

There is no arrangement or understanding between Dr. Meyers and any other persons pursuant to which he was selected as a director.

Dr. Meyers served as Senior Vice President, Exploration and Production, Americas of ConocoPhillips from 2009 until 2010. He also served as President, ConocoPhillips Canada from 2006 to 2009, and has served as President for several other ConocoPhillips predecessor companies since 2000. From 1980 to 2000, Dr. Meyers was with ARCO and held various engineering and senior management positions including President and Chief Operating Officer of ARCO Alaska, Inc., from 1998 to 2000. Dr. Meyers has an impressive academic education, coupled with a strong oil and gas exploration and production background. Dr. Meyers retired from ConocoPhillips in 2010 and serves as a director for Denbury Resources Inc., Hornbeck Offshore Services, Inc., Precision Drilling Corporation, and the World Energy Council.

As a director who is not an employee of the Company (an “Outside Director”), Dr. Meyers will be entitled to receive an annual retainer of $50,000 and a meeting attendance fee of $1,000 for each board and committee meeting attended. As an Outside Director, he also will be entitled to equity in the form of restricted common stock pursuant to the our 2004 Stock Incentive Plan (the “2004 Plan”), so long as shares are available pursuant to the 2004 Plan and thereafter pursuant to the 2008 Stock Plan. Restricted shares having a fair market value of $130,000 determined in accordance with the 2004 Plan or the 2008 Stock Plan, as the case may be, will be granted to each Outside Director on the date (the “Date of Grant”) of the commencement of each annual meeting of stockholders. All restricted stock vests on the earlier to occur of the first anniversary of the Date of Grant or such date that the Outside Director ceases to be a director other than as a result of removal from office. All directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. Outside directors may elect to receive all or a portion of their annual retainer and meeting fees in the form of common stock issued pursuant to the 2004 Stock Incentive Plan. After each quarter, shares with a value equal to the fees payable for that quarter, calculated using the closing price on the NYSE on the last trading day of the quarter, will be delivered to each Outside Director who elected before that quarter to receive shares in payment of the director fees.

The Company and Dr. Meyers also agreed to enter into an indemnification agreement in the form entered into with other directors and officers of the Company. These agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified, and to cover them under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and will be in addition to any other rights that the indemnitee may have under our certificate of incorporation, bylaws and applicable law. The form of this agreement is incorporated by reference into this Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On December 1, 2011, the Company issued a press release concerning the election of Kevin O. Meyers as a director. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Indemnification Agreement between Bill Barrett Corporation and each of the directors and certain officers and employees. [Incorporated by reference to Exhibit 10.10(a) to the Company’s Registration Statement on Form S-1 (File No. 333-115445).]

99.1	Press Release dated December 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2011	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Executive Vice President—General Counsel; and
Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Form of Indemnification Agreement between Bill Barrett Corporation and each of the directors and certain officers and employees. [Incorporated by reference to Exhibit 10.10(a) to the Company’s Registration Statement on Form S-1 (File No. 333-115445).]

99.1	Press Release dated December 1, 2011.

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